UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2024 (April 02, 2024)

ARCA biopharma, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10170 Church Ranch Way Suite 100
Westminster, Colorado		80021
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 940-2200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	ABIO	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Separation of Michael Bristow, M.D., President, Chief Executive Officer and Director

ARCA biopharma, Inc. (“ARCA” or the "Company") and Dr. Michael Bristow, President, Chief Executive Officer and a member of the board of directors (the “Board”) of ARCA have mutually agreed to conclude Dr. Bristow’s employment and service as a director, effective April 3, 2024. Dr. Bristow's departure is not the result of any disagreement with ARCA’s management or the Board on any matter relating to its operations, policies or practices.

In connection with Dr. Bristow’s separation, ARCA and Dr. Bristow entered into a separation agreement (the “Separation Agreement”) on April 3, 2024. Pursuant to the terms of the Separation Agreement, ARCA will provide to Dr. Bristow a lump sum payment equal to (i) twelve (12) months of Dr. Bristow’s base salary as of the last date of his employment and (ii) a cash payment of $25,000, less applicable withholdings. The severance benefits are conditioned on the execution and non-revocation by Dr. Bristow of a legal release of claims.

The foregoing description of the material terms of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

ARCA and Dr. Bristow will also enter into a consulting agreement, effective April 3, 2024 (the “Consulting Agreement”), pursuant to which Dr. Bristow will provide certain consulting services provided for in the Consulting Agreement to ARCA until the earlier of (i) the completion of services under the Consulting Agreement, (ii) a termination in accordance with the terms of the Consulting Agreement, and (iii) upon a Change of Control (as defined in ARCA’s 2020 Equity Incentive Plan (the “Plan”)). Pursuant to the Consulting Agreement, Dr. Bristow provision of services under the Consulting Agreement will be Continuous Service (as defined in the Plan) and, as a result, his equity awards under the Plan shall continue to vest during the term of the Consulting Agreement.

The foregoing description of the material terms of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, which ARCA expects to file as an exhibit to a subsequent periodic report to be filed with the U.S. Securities and Exchange Commission.

Appointment of President

Effective as of April 3, 2024, the Board appointed Thomas A. Keuer, the Company’s Chief Operating Officer, to serve as ARCA’s President and principal executive officer. Mr. Keuer has been with ARCA since 2006, and as its Chief Operating Officer for the last nine years, a position he will continue to serve in. Mr. Keuer will not receive any additional compensation in connection with his appointment as President and principal executive officer. Mr. Keuer’s position will end upon closing of the merger transaction with Oruka Therapeutics, Inc. as previously disclosed on a Current Report on Form 8-K filed with the SEC on April 3, 2024.

Biographical information for Mr. Keuer can be found in the Company’s Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission on February 1, 2024, and is incorporated herein by reference.

Mr. Keuer has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed. There is no arrangement or understanding between Mr. Keuer or any other person pursuant to which Mr. Keuer was selected as an officer. There are no family relationships between Mr. Keuer and any of ARCA’s directors or executive officers.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Separation Agreement and Release, by and between ARCA and Michael Bristow, dated as of April 3, 2024.
10.2*	Consulting Agreement, by and between ARCA and Michael Bristow, dated as of April 3, 2024.
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101).

* Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCA biopharma, Inc. (Registrant)

Date:	April 4, 2024	By:	/s/ C. Jeffrey Dekker
Name: C. Jeffrey Dekker Title: Chief Financial Officer